As filed with the Securities and Exchange Commission on July 14, 1997
                                        Registration No. 33-51153

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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                        _________________


                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                        _________________


                     REYNOLDS METALS COMPANY
     (Exact name of Registrant as specified in its charter)

        Delaware                                  54-0355135
 (State or other jurisdiction of               (I.R.S. employer
 incorporation or organization)             identification number)
                        _________________

           6601 West Broad Street, Richmond, VA 23230
                         (804) 281-2000
       (Address, including zip code, and telephone number,
      including area code, of principal executive offices)

                        _________________

   D. MICHAEL JONES, Senior Vice President and General Counsel
                               and
 BRENDA A. HART, Chief Securities/Finance Counsel and Assistant Secretary

                     Reynolds Metals Company
                     6601 West Broad Street
                       Richmond, VA 23230
                         (804) 281-2000
            (Names, address, including zip code, and
  telephone number, including area code, of agents for service)

                        _________________

             REMOVAL OF SECURITIES FROM REGISTRATION

     Pursuant to Registration Statement No. 33-51153 on Form S-3, Reynolds Metals Company, a Delaware corporation (the "Company"), registered 3,000,000 shares (the "Shares") of its Common Stock, without par value, for offer and resale by The Chase Manhattan Bank, as trustee (the "Trustee") of the Reynolds Metals Company Pension Plans Master Trust (the "Master Trust"). The registration was made in connection with the contribution by the Company of the Shares to one or more of the pension plans the assets of which are held under the Master Trust. The Company hereby removes from registration 1,044,000 of the Shares held by the Trustee which remain unsold by the Trustee as of the date hereof.



                           SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933 and the provisions of Rule 478 of the Securities and Exchange Commission promulgated thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 14th day of July, 1997.

                                   REYNOLDS METALS COMPANY


                                   By D. Michael Jones
                                    D. Michael Jones
                                    Senior Vice President and
                                    General Counsel and one of its
                                    Agents for Service named in the
                                    Registration Statement